Exhibit 99.1

Contact:

Howard Cohl
President
Affinity Media International Corp.
(310) 479-1555

FOR IMMEDIATE RELEASE

AFFINITY MEDIA INTERNATIONAL CORP.’S
COMMON STOCK AND WARRANTS TO COMMENCE TRADING SEPARATELY ON JULY 26, 2006

  NEW YORK, NEW YORK, July 24, 2006 - Affinity Media International Corp. (OTCBB:AFMI.U) announced today that Maxim Group LLC, the lead underwriter of its initial public offering of units which took place in June 2006, has notified it that separate trading of the common stock and warrants underlying the units would commence July 26, 2006 and that trading in the units will continue. The common stock and warrants will be quoted on the Over-The-Counter Bulletin Board under the symbols AFMI and AFMI.W, respectively.

# # #